Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of CNinsure Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature page to follow]

Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 13, 2009.

Yinan Hu	/s/ Yinan Hu
Yinan Hu

China United Financial Services Holdings Limited	By:	/s/ Yinan Hu
		Name:	Yinan Hu
		Title:	Director

CAA Holdings Company Limited	By:	/s/ Yinan Hu
		Name:	Yinan Hu
		Title:	Director

Kingsford Resources Limited	By:	/s/ Yinan Hu
		Name:	Yinan Hu
		Title:	Director

High Rank Investments Limited	By:	/s/ Qiuping Lai
		Name:	Qiuping Lai
		Title:	Director

Qiuping Lai	/s/ Qiuping Lai
Qiuping Lai